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EXHIBIT 4

           Form of Proposed Amendment to Articles of Incorporation

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Microfilm Number ____________    Filed with the Department of State on _________

Entity Number ___________                          _____________________________
                                                   Secretary of the Commonwealth

               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-1915 (Rev 91)

   In compliance with the requirements of 15 Pa.C.S. Sec. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.   The name of the corporation is:  Zynaxis, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)  371 Phoenixville Pike     Malvern     Pennsylvania    19355    Chester
          Number and Street         City        State           Zip      County

     (b) c/o:
               Name of Commercial Registered Office Provider             County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: The Pennsylvania Business Corporation Law of 1988, as amended

4.   The date of its incorporation is:  March 5, 1987

5.   (Check, and if appropriate complete, one of the following):

      X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

      __  The amendment shall be effective on: __________ at __________
                                               Date          Hour

6.   (Check one of the following):

     X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Sec. 1914(a) and (b).

     __ The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. Sec. 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     __ The amendment adopted by the corporation, set forth in full, is as follows:

     X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

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8.   (Check if the amendment restates the Articles):

     __ The restated Articles of Incorporation supersede the original Articles and all amendments thereto.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this ____ day of ______________, 19__.



                                       Zynaxis, Inc.
                                       (Name of Corporation)

                                       By:
                                             ---------------

                                       Title:
                                              --------------
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                                                                      EXHIBIT A


                            ARTICLES OF AMENDMENT
                                      OF
                                ZYNAXIS, INC.


   The Amended and Restated Articles of Incorporation of Zynaxis, Inc., as amended, are amended to add a new Article 8 to read as follows:

   "8.   Subchapter E of Chapter 25 of the Business Corporation Law of 1988, as
   amended, as codified at 15 Pa.C.S. Sec. 2541-2548, shall not be applicable to the corporation."